Exhibit 10.4
CONVERTIBLE PROMISSORY NOTE

$75,000	June 19, 2007

FOR VALUE RECEIVED, the undersigned, VoIP, INC., a Texas corporation (the "Company"), promises to pay to the order of BRISTOL INVESTMENT FUND, LTD., or its successors or assigns ("Holder"), on June 25, 2007, or on demand ("Maturity Date") at Caledonian Fund Services (Cayman) Limited, 69 Dr. Roy’s Drive, George Town, Grand Cayman, Cayman Islands, or at such other place as the Holder may designate in writing to the Company, in lawful money of the United States of America, the principal sum of Seventy-Five Thousand Dollars ($75,000.00), plus a premium of Twenty-Five Thousand Dollars ($25,000.00). Other terms and conditions follow.

1.
Standard Conversion. The Holder shall have the right from and after the date of the issuance of this Convertible Promissory Note (this “Note”) and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, exclusive of the $25,000 fee, into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at the conversion rate of $0.12 per share (the “Conversion Price”). If this Note is converted into Conversion Shares which are issued free of restrictive legend or registered for resale in an effective registration statement, Holder agrees to waive the above $25,000 premium.

2.
Default Conversion. In the event of Company's default hereunder, the Note, exclusive of the $25,000 fee, shall become immediately convertible in whole or in part, at Holder’s option into Conversion Shares, at the conversion rate of $0.08 per share (the “Default Conversion Price”). If so converted, Holder agrees to waive the above $25,000 premium. A default for this purpose shall be defined as any of the following: (a) not repaying the Note when due or demanded; (b) not converting the Note by the Delivery Date as defined in Section 3; (b) failing to register the Conversion Shares as provided in Section 4; (c) failing to adjust the Conversion Price as provided in Section 5; or (d) otherwise failing to comply with the provisions of this Note.

3.
Conversion Notice. Upon formal notice of conversion, the Company shall issue and deliver to the Holder within three (3) business days after such formal notice (the date that such notice is submitted being the “Conversion Date” and the third business day following the Conversion Date being the “Delivery Date”) that number of Conversion Shares specified in the Holder’s notice.

4.
Piggyback Registration. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms), and the registration form to be used may be used for the registration of the Company’s common shares converted hereunder, the Company will include in such registration all the Conversion Shares, subject only to earlier existing registration commitments unless waivers are obtained.

5.
Favored Nations. So long as this Note is outstanding, if the Company shall issue or agree to issue any shares of its common stock for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of the Company’s common stock or of any warrant, right or option to purchase the Company’s common stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of the Company’s common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable conversion price. It is further acknowledged that the Holder’s other financial instruments convertible into the Company’s common stock, and which contain similar “favored nations” pricing provisions, as a result of this Note and also the convertible notes executed by the Company on June 14, 2007 with substantially similar terms of this Note, such financial instruments’ conversion rates and exercise prices have been reduced to $0.12 per common share.

6.
Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Conversion Shares which would be in excess of the sum of (i) the number of shares of the Company’s common stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of Conversion Shares with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of the Company’s common stock on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this section will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this section, in whole or in part, upon and effective after 61 days prior written notice to the Company to increase such percentage to up to 9.99%. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount or up to 9.99% amount as described above.

7.
The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

8.
In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay reasonable attorney's fees and expenses of collection.

9.
The Company has been informed by the Holder that Holder is an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Further, that the Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

10.
This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Exclusive jurisdiction relating to this Note shall vest in courts located in New York State.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

VoIP, Inc.

By:	/s/Robert Staats
Name: Robert Staats
Title: Chief Accounting Officer